Exhibit 99.1

May 7, 2020

For this quarter's letter we are dispensing with a summary of our first quarter financial performance preferring to outline our responses to the Coronavirus pandemic. A copy of our earnings release for the first quarter is enclosed. As Union Bank is essentially the company's sole operating entity, the following describes the actions of the bank in response to the current health crisis.

As we began the first quarter we were unaware of the looming Novel Coronavirus, and the resulting COVID-19 disease. We had come off of a good year of financial performance with solid asset quality metrics. Our expectations for 2020 were positive, though we knew the low interest rate environment and carrying two relatively new branches not yet at breakeven would make it challenging to repeat our record results from 2019.

News reached the United States of the COVID-19 problem in Wuhan, China in late January, and on January 31, the President restricted travel to and from China. From there the health care crisis in the United States grew with ferocity and velocity not seen in recent memory.

As a result of growing evidence of the spreading health crisis, Union Bank implemented it's Pandemic and Business Continuity Plans to address the risks associated with the global COVID-19 pandemic. Since enacting the Pandemic and Business Continuity Plans, the Company has taken a series of actions to safeguard our employees and customers while continuing to provide banking services to our communities. We developed and executed a plan to decentralize employees, including working remotely, to isolate certain personnel essential to critical business operations, canceled business travel and outside vendor appointments, limited inter-branch visits, and increased the use of video conferencing to avoid large gatherings. Also, social distancing and enhanced hygiene practices were put into place as well as rigorous cleaning of all bank facilities. Throughout these changes, employees and customers have been kept informed with regular communications.

On March 17, 2020 branch lobby service was limited to appointment-only, and new capabilities were implemented to execute lobby transactions electronically or via our drive-up facilities. On March 25, 2020, a "Stay-at-Place" order was issued in the State of Vermont resulting in branch lobbies being closed to all customers. Three locations remain closed to customers due to lack of drive-up facilities or staffing challenges.

Relying on regulatory guidance, bank personnel have been proactively contacting our business customers in impacted industries to discuss alternative payment arrangements including payment deferments and payment forbearance agreements. Regulatory guidance allows us to “freeze in place” payment histories in a manner that allows borrowers, who had been current on loan payments prior to the COVID 19 pandemic, to receive payment deferments without being considered past due. We have offered payment deferments, as appropriate, to alleviate cash flow concerns of businesses negatively impacted by the pandemic. In addition, we have applied the same principal to our consumer customers following our long-standing policy of working with our borrowers to keep them in their homes.

In addition, Union Bank has fully participated in the Small Business Administration's Paycheck Protection Program. This program is designed to quickly put funds in the hands of small businesses to allow them to continue to pay employees despite a reduction in their operating revenue. We have received hundreds of applications in the program from our customers and been able to get over 400 approved at this writing, totaling approximately $55 million. We are now in the process of closing these loans and getting monies on the street and in our local economy. We anticipate the second round of funding and working with more business borrowers to facilitate access to this program.

Over days and weeks, we have had to adapt to a new operating reality, while continuing to serve our customers and communities with high quality service combined with kindness and compassion. We have moved to a drive-up-only service model, moved sixty of our work force to work from home using a secure bank managed network, dispersed others throughout our facilities to promote social distancing, and continue to provide new residential and commercial loans at double our normal rate. In addition, our staff has had to field much higher call volumes, agreed to take on additional and or different tasks, at the same time they have been dealing with personal stress of having schools and daycares closed. During all of this our operations have run smoothly, and we have served our customers and communities admirably. We could not be prouder of the way our teammates have stepped up and handled their respective tasks with grace.

You will note in the accompanying press release that we increased our loan loss provision compared to the first quarter of 2019. At this point it is hard to assess how the economic difficulties caused by the health crisis will impact loan asset quality and resulting credit losses. We expect incurred losses to be higher than the past several years, but are not sure of the magnitude. It is our current expectation that we will remain sufficiently profitable to continue to pay the dividend at the current rate, but capital management is an important aspect of operating a sound banking operation over the long term. We cannot rule out altering our dividend payout if conditions warrant.

By now you should have received your proxy and notice of our Annual Meeting to be held virtually on May 22, 2020 at 3:00 pm. We will miss seeing our friends this year and will evaluate having an information session this Fall as government orders and common sense allow.

In conclusion, the Board of Directors of Union Bankshares, Inc. declared a cash dividend of $0.32 per share for the quarter payable May 7, 2020 to shareholders of record as of April 27, 2020. We ask you to stay safe and wish you good health for your family and friends.

Sincerely,

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:

TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com

NASDAQ STOCK MARKET

Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLocal.com

About Union Bankshares

Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 18 banking offices, two loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 127 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in the lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending.

		Neil J. Van Dyke Chair	David S. Silverman President & Chief Executive Officer

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)			Union Bankshares, Inc.

						DIRECTORS	OFFICERS
						Neil J. Van Dyke -Chair	Neil J. Van Dyke - Chair
ASSETS	MAR 31, 2020	MAR 31, 2019		MAR 31, 2020	MAR 31, 2019	Timothy W. Sargent-Vice Chair	David S. Silverman - President & CEO

						Joel S. Bourassa	Jeffrey G. Coslett- Vice President
				(3 months ended)
						Steven J. Bourgeois	Karyn J. Hale - Chief Financial Officer
Cash and Due from Banks	$6,224	$3,706	Interest Income	$8,839	$8,654
						Dawn D. Bugbee	John H. Steel - Secretary
						John M. Goodrich	Kristy Adams Alfieri - Assistant Secretary
Federal Funds Sold & Overnight Deposits	35,488	22,886	Interest Expense	1,455	1,230	Nancy C. Putnam
			Net Interest Income	7,384	7,424	David S. Silverman
Interest Bearing Deposits in Banks	6,067	8,553				John H. Steel
			Provision for Loan Losses	300	50	Schuyler W. Sweet
Investment Securities	90,028	80,135	Net Interest Income After Provision for Loan Losses	7,084	7,374	Union Bank	REGIONAL ADVISORY BOARD MEMBERS
Loans Held for Sale	16,456	5,647
			Trust Income	173	168	DIRECTORS
Loans, net	677,587	650,769	Noninterest Income	2,469	2,002	Neil J. Van Dyke -Chair	Michael R. Barrett - St. Johnsbury
						Timothy W. Sargent -Vice Chair	Steven J. Bourgeois - St. Albans
Reserve for Loan Losses	(6,391)	(5,572)	Noninterest Expenses:			Joel S. Bourassa	Stanley T. Fillion - Northern NH
			Salaries & Wages	3,121	2,798	Steven J. Bourgeois	Rosemary H. Gingue - St. Johnsbury
Premises and Equipment, net	20,528	18,767				Dawn D. Bugbee	John M. Goodrich - St. Johnsbury
			Employee Benefits	984	996	John M. Goodrich	Christopher M. Knapp - Northern NH
Accrued Interest & other Assets	37,100	28,441				Nancy C. Putnam	Coleen K. Kohaut - St. Albans
						David S. Silverman	Justin P. Lavely - St. Johnsbury
Total Assets	$883,087	$813,332	Occupancy Expense, net	514	438	John H. Steel	Daniel J. Luneau - St. Albans
						Schuyler W. Sweet	Mary K. Parent - St. Johnsbury
			Equipment Expense	740	565		Samuel H. Ruggiano - St. Albans
							David S. Silverman - All
							Schuyler W. Sweet - Northern NH
			Other Expenses	1,815	1,727
						Union Bank Offices (ATMs at all Branch Locations)
LIABILITIES & SHAREHOLDERS' EQUITY	MAR 31, 2020	MAR 31, 2019	Total	7,174	6,524

			Income Before Taxes	2,552	3,020	VERMONT
Noninterest Bearing Deposits	$139,963	$127,838
						Berlin	1028 US Route 302	802.476.0061
Interest Bearing Deposits	449,943	425,897	Income Tax Expense	356	399	Fairfax	Jct. Routes 104 & 128	802.849.2600
						Hardwick	103 VT Route 15 West	802.472.8100
Time Deposits	146,154	146,638	Net income	$2,196	$2,621	Jeffersonville	5062 VT Route 15	802.644.6600
						Jericho	368 VT Route 15	802.899.7500
Borrowed Funds	62,164	37,784	Earnings per share	$0.49	$0.59	Johnson	198 Lower Main Street	802.635.6600
						Lyndonville	183 Depot Street	802.626.3100
Accrued Interest & Other Liabilities	11,075	8,444	Book Value Per Share	$16.50	$14.94	Morrisville	20 Lower Main Street	802.888.6600
							65 Northgate Plaza	802.888.6860
Common Stock	9,899	9,890				St. Albans	15 Mapleville Depot	802.524.9000
						St. Johnsbury	364 Railroad Street	802.748.3131
Additional Paid-in Capital	1,226	967					325 Portland Street	802.748.3121
Retained Earnings						Stowe	47 Park Street	802.253.6600
	64,783	60,147				Williston	Branch
Accumulated Other Comprehensive Income (Loss)	2,061	(83)					31 Market St	802.878.7900
							Loan Center
							31 Market St	802.865.1000
Treasury Stock at Cost	(4,181)	(4,190)

Total Liabilities & Shareholders' Equity	$883,087	$813,332				NEW HAMPSHIRE
Standby letters of credit were $2,306,000 and $2,065,000 at March 31, 2020 and 2019, respectively.						Groveton	3 State Street	603.636.1611
						Littleton	263 Dells Road	603.444.7136
							76 Main Street	603.444.5321
						Lincoln	135 Main Street	603.745.4000
						North Conway	Commercial Loan Center
							2541 White Mountain Hwy	603.662.9408